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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated January 9, 1997, accompanying the financial statements of Milliwave Limited Partnership included in Form 8-K filed June 10, 1997, which is incorporated by reference in the Registration Statement and Prospectus. We consent to the incorporation by reference of the aforementioned report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

GRANT THORNTON LLP
New York, New York
February 3, 1998